PEPSICO Q1 EPS INCREASES 14% TO 38 CENTS

MANAGEMENT AFFIRMS CONFIDENCE IN
2002 EPS GROWTH OF 13%-14%

  Line of business operating profits grew 12%, driven by 5% worldwide volume growth
  Frito-Lay N.A. profits grew 11% on 6% volume growth
  Pepsi-Cola N.A. volume increased nearly 5%, driving profits up 15%
  Gatorade volume increased a strong 20%
  Quaker integration is solidly on track

PURCHASE, NEW YORK (April 23, 2002) -- PepsiCo continued its consistent delivery of solid double-digit earnings growth, with earnings per share for the first quarter of 2002 up 14% to 38 cents, on a comparable basis. On a reported basis, earnings per share for the quarter were $0.36, also an increase of 14% over the prior year.

Chairman and Chief Executive Officer Steve Reinemund said: “We’re pleased to have delivered our 10th consecutive quarter of double digit growth in operating profits. All our businesses contributed to our quality growth, led by strong top and bottom line results at our largest divisions, Frito-Lay North America and Pepsi-Cola North America, along with a very strong quarter from Gatorade. Our international results were also healthy, despite the impact of adverse global macroeconomic conditions. And all this was achieved while keeping the Quaker integration right on track. We’re off to a great start, and our innovation pipeline and promotional calendars are strong for the balance of the year.”

Except as specifically noted, information in this release is presented on a comparable basis. See the note on presentation at the end of this release.

Summary of Total PepsiCo Results

PepsiCo continued to deliver consistent volume performance, with total servings worldwide up 5% for the quarter. Servings of snacks worldwide grew 6% for the quarter, while worldwide servings of beverages grew 4%.

Net revenues grew 5% to over $5 billion for the quarter, in spite of the impact of a difficult comparison with very strong revenue growth in the first quarter of 2001 and unfavorable foreign exchange rates. On a currency-neutral basis, net revenues rose 6%.

Total division operating profits rose 12% to over $1 billion, and net income grew over 14% to $681 million for the quarter.

Frito-Lay North America (FLNA)
(in millions)

                            Q1 2002             Q1 2001               % Change
                            -------             -------                --------
Net Revenues                $1,901              $1,778                   +7%
Operating Profit              $471                $426                  +11%

FLNA had an excellent first quarter, with strong 6% pound growth. FLNA’s 7% revenue growth was driven by volume, and its almost 11% operating profit growth was driven by leverage from the increased volume and by the benefits of continuing productivity initiatives.

Solid performance in FLNA’s core product portfolio came from Tostitos, Cheetos, and dips, as well as strong sales of Multi-Packs, and the introduction of newly sized Quaker Chewy Bars into FLNA’s direct store delivery system. FLNA also benefited from its continuing innovation, including growth from:

  Lay's Bistro Gourmet--a premium potato chip with upscale seasonings,
  Lay's Kettle Chips--a premium potato chip with a "harder bite",
  Tostitos Scoops--a scoop-shaped tortilla chip that makes dipping easier and less messy,
  Go Snacks--5 different bite-sized snacks in canisters that fit in a car's cupholder,
  Dipps--chocolate-covered Quaker Chewy bars, and
  Bites--bite-sized versions of Quaker Fruit & Oatmeal bars.

Growth was also driven by successful promotions, which in the first quarter included:

  Madden's SuperBowl "Party Bowl", a joint promotion with Pepsi, and
  NCAA March Madness--also a Power of One promotion with Pepsi.

In the second quarter of 2002, FLNA will continue to roll out Go Snacks with three more flavors coming out at the end of the quarter—Lay’s Original Crisps, Lay’s Sour Cream & Onion Crisps and Funyuns. In addition, FLNA will introduce a new flavor of Lay’s Bistro Gourmet, called Peppercorn Ranch, and new pretzel products such as Rold Gold Braided Twists and Rold Gold Flavor Rush Pieces.

FLNA’s promotional calendar for the second quarter is also strong. Promotional activity is tied in to the opening of the new movie, Star Wars Episode II. The movie trailer is in theaters now, and promotional activity has already begun to take advantage of the excitement that is building.

Frito-Lay International (FLI)
(in millions)

                              Q1 2002             Q1 2001             % Change
                              -------             -------              --------
Net Revenues                  $1,221              $1,175                  +4%
Operating Profit                $171                $151                 +13%

FLI volume grew 6% in the first quarter, led by excellent double-digit growth in Walkers in the UK and solid single-digit growth from both Sabritas and Gamesa in Mexico. This volume performance was particularly impressive as FLI faced an adverse global macro-economic environment, especially in Argentina and Turkey, as well as a difficult comparison with the highly successful Pokemon promotion of the first quarter of 2001.

FLI’s revenue growth was driven principally by volume, and on a currency-neutral basis was about 5.5%. FLI’s operating profit growth was driven by volume and productivity initiatives. Unlike revenues, net operating profits benefited from foreign exchange rates by about 3.5 percentage points due to the strength in the Mexican peso.

In the second quarter of 2002, FLI has a solid marketing calendar planned, with product news, such as:

  Walker's Sensations, a premium potato chip with upscale flavors such as cracked pepper and sea salt,
  The introduction of Lays Mediterraneas, a new portfolio of high quality potato chips with specially designed local flavors, into Holland, Spain and Portugal,
  Doritos 3D’s Megaphones, Cheetos Crunchy Shots and Fritos Scoops
  at Sabritas in Mexico,
  The introduction of Lay’s Bistro and Ruffles Flavor Rush into the
  Caribbean region, and
  The introduction of new Ruffles and Doritos flavors and Cheetos soccer balls in Latin America.

The marketing calendar also includes promotional news such as sticker-in-the-bag promotions featuring local soccer stars, Lego Scratch Cards, and more Pokemon.

Pepsi-Cola North America (PCNA)
(in millions)

                               Q1 2002              Q1 2001            % Change
                               -------              -------             --------
Net Revenues                     $688                 $644                 +7%
Operating Profit                 $196                 $171                +15%

PCNA had another strong quarter, with bottler case sales (BCS) up over 4.5% for the quarter. This performance was particularly impressive given the comparison with PCNA’s strong performance in the first quarter of 2001. Concentrate shipments and equivalents (CSE) increased over 4%. The volume growth was driven primarily by recent innovation, including Mt. Dew Code Red, Pepsi Twist, and new package sizes of Aquafina.

The 7% increase in revenues and 15% operating profit growth reflected higher effective net pricing and increased volume.

In the second quarter, PCNA will continue to benefit from the innovation launched in the second half of last year and the first quarter of this year, and will introduce several new products, including Lipton Brisk Lemonade, an exciting new SoBe product called Mr. Green, and Starbucks Doubleshot espresso.

PCNA’s promotional calendar for the second quarter includes a tie in with the new Men in Black II movie, a Sierra Mist tie-in with the Survivor IV television series and a local “Take Home the Tickets” promotion giving away tickets for major movie releases and Britney Spears concerts.

Gatorade/Tropicana North America (GTNA)
(in millions)

                             Q1 2002              Q1 2001             % Change
                             -------              -------              --------
Net Revenues                   $695                 $676                  +3%
Operating Profit               $105                 $102                  +3%

Total volume for Gatorade/Tropicana North America for the first quarter of 2002 increased 4%, reflecting very strong 20% volume growth for Gatorade, offset by continued softness in Tropicana’s volume, which declined by 2%. GTNA’s operating profit increase reflects the volume gains, as well as lower costs resulting from merger synergies, offset by increased advertising and marketing expenses in support of new products.

Gatorade's strong performance was driven by new products, including:

  The Gatorade Ice flavors, including Strawberry, Orange and Lime,
  The Gatorade Extremo flavors, including Mango, Citrico and Tropicale,
  A new Frost Flavor called Cascade Crush, and
  The national roll out of Propel Fitness Water.

In the second quarter, Gatorade plans to initiate the media support behind its new product lineup, continuing its successful "Is It In You" campaign.

Tropicana's soft performance reflects the continued decline in the chilled juice category in the grocery channel, and weakness in Twister ambient juices.

Initial results from the launch of GoJ, Tropicana’s new single serve bottle of Tropicana Pure Premium orange juice, are very promising. In the second quarter, Tropicana will launch a new “Healthy Kids” product, containing 100% Tropicana Pure Premium not-from-concentrate orange juice with the essential nutrition for growing kids -- calcium and vitamins A, C and E. Also in the second quarter, Tropicana will initiate new advertising behind the Cleveland Clinic news of the blood pressure reduction benefits of Tropicana Pure Premium.

PepsiCo Beverages International (PBI)
(in millions)

                               Q1 2002             Q1 2001             % Change
                               -------             -------             --------
Net Revenues                     $293                $298                  -2%
Operating Profit                  $32                 $29                  +9%

PBI bottler case sales were up 4%, led by high single-digit growth in Mexico and double-digit growth in China, Russia, India, the United Kingdom and Egypt. The introduction of new products, such as Mountain Dew, and line extensions of Pepsi and Mirinda contributed to the volume growth. In addition, PBI’s portfolio of non-carbonated beverages delivered double-digit growth. The volume growth rate was adversely impacted by declines relating to weak local macroeconomic conditions especially in Argentina.

Revenue and operating profit growth were both principally driven by increases in volume, offset by the adverse impact of unfavorable foreign exchange rates (primarily the Euro, Egyptian pound and Argentine peso) and poor macro-economic conditions in Argentina. On a currency-neutral basis, PBI’s revenue growth would have been a positive 2%, and operating profit growth would have been 20%.

Quaker Foods North America
(in millions)

                               Q1 2002             Q1 2001             % Change
                               -------             -------             --------
Net Revenues                     $303                $291                 +4%
Operating Profit                  $99                 $80                +25%

QFNA delivered an exceptional 25% increase in operating profits in the first quarter, principally due to lower costs from synergy and productivity initiatives, as well as volume improvement.

Volume and revenue both increased 4%, driven principally by a longer reporting period for QFNA’s Canadian operations which moved from a two month calendar quarter in the first quarter of 2001 to three 4-week fiscal periods in the first quarter of 2002. This shift in timing added 3 of the 4 points of growth for the first quarter, and will impact QFNA’s quarterly, but not its full year results.

Corporate

Corporate Unallocated Expense. Corporate unallocated expenses increased 17% in the first quarter to $91MM. This increase reflects the impact of stepped up funding of the Company’s charitable foundation, and adverse transactional foreign exchange rates, particularly in Argentina. The increase was partially offset by declines in administrative expenses as a result of the elimination of duplicate corporate functions at The Quaker Oats Company.

Equity Income. Equity income increased 31%, driven by the continuing strong performance of our bottling system, and the benefit of the strong Mexican peso.

Net Interest. First quarter net interest expense decreased over 40% due to lower average debt levels, and higher investment balances.

Shares Outstanding. The weighted average diluted number of shares outstanding during the first quarter of 2002 remained essentially unchanged from last year.

Quaker Merger and Realization of Synergies

The integration of the merger with The Quaker Oats Company is proceeding as planned. The Company is on track to realize synergies of $175 million for fiscal year 2002. To the extent incremental synergies become available, they will be judiciously re-invested in growth-driving opportunities.

Miscellaneous

Note on Presentation. In order to help investors compare our performance in 2002 to our performance in 2001, the information in this release was prepared on a “comparable” basis, as if the following had occurred in 2001:

1)	The adoption of Statement of Financial Accounting Standards (SFAS) No. 142, which eliminates the amortization of goodwill and indefinite-lived intangible assets and reduces the lives of certain amortizable intangibles, and
2)	The consolidation of our European snack joint venture (SVE).

In addition, Quaker merger-related costs and other impairment and restructuring charges are excluded from comparable results.

Conference Call. At 11:00 a.m. (Eastern time) today, management will host a conference call with investors to discuss first quarter results and our outlook for 2002. For details, visit our site on the Internet at www.pepsico.com.

Cautionary Statement

        This release contains statements concerning PepsiCo’s expectations for future performance. Any such forward-looking statements are inherently speculative and are based on currently available information, operating plans and projections about future events and trends. As such, they are subject to numerous risks and uncertainties. Actual results and performance may be significantly different from expectations.

PepsiCo, Inc. and Subsidiaries
Comparable Condensed Consolidated Financial Information (a)
(in millions except per share amounts, unaudited)

                                                     12 Weeks Ended
                                            ---------------------------------
                                                  3/23/02      3/24/01
                                               ----------    ----------
Net Sales

Worldwide Snacks
- Frito-Lay North America..........................$1,901       $1,778
- Frito-Lay International.......................... 1,221        1,175
                                                  --------     --------
                                                    3,122        2,953
Worldwide Beverages
- Pepsi-Cola North America............................688          644
- Gatorade/Tropicana North America....................695          676
- PepsiCo Beverages International.....................293          298
                                                  --------     --------
                                                    1,676        1,618

Quaker Foods North America............................303          291
                                                  --------     --------
  Total Net Sales..................................$5,101       $4,862
                                                  ========     ========
Operating Profit
Worldwide Snacks
- Frito-Lay North America..........................$  471       $  426
- Frito-Lay International.............................171          151
                                                  --------     --------
                                                      642          577

Worldwide Beverages
- Pepsi-Cola North America............................196          171
- Gatorade/Tropicana North America....................105          102
- PepsiCo Beverages International......................32           29
                                                  --------     --------
                                                      333          302

Quaker Foods North America.............................99           80
                                                  --------     --------

Combined Segments...................................1,074          959
Corporate Unallocated.................................(91)         (78)
                                                  --------     --------
Comparable Operating Profit (b).......................983          881

Bottling Equity Income and Transaction
   Gains/(Losses), net.................................27           21
Interest Expense, net.................................(19)         (34)
                                                  --------     --------

Income Before Income Taxes............................991          868
Provision For Income Taxes (c)........................310          271
                                                  --------     --------
Net Income.........................................$  681       $  597
                                                  ========     ========

Diluted
  Income Per Common Share..........................$ 0.38       $ 0.33
  Average Shares Outstanding........................1,801        1,800

See accompanying notes.

Notes to the comparable information for the 12 weeks ended 3/23/02 and 3/24/01:

a)	In 2002, we adopted Emerging Issues Task Force Issue No. (EITF) 01-9, Accounting for Consideration Given by a Vendor to a Customer or a Reseller of the Vendor’s Products. As part of this adoption, we restated prior year revenues and selling, general and administrative expenses. The adoption of EITF 01-9 reduced our prior year first quarter net sales by $630 million with selling, general and administrative expenses reduced by the same amount.

Our comparable results exclude the costs associated with our merger with Quaker and other impairment and restructuring costs, and include the impact in 2001 of the following 2002 accounting changes:

-	the adoption of Statement of Financial Accounting Standards No. (SFAS) 142, Goodwill and Intangibles, and SFAS 144, Accounting for the Impairment or Disposal of Long-lived Assets. As a result of adoption, amortization ceased for nonamortizable intangibles and the remaining useful lives of certain amortizable intangibles were reduced; and

-	the consolidation of our European snack joint venture as a result of operational changes.

Percentage changes in text are based on unrounded amounts.

b)	Reconciliation of comparable operating profit with reported operating profit:

                                                       12 Weeks Ended
                                              ---------------------------------
                                                    3/23/02     3/24/01
                                                  ----------   ----------

     Comparable Operating Profit.......................$983        $881
     Adjustments:
       Merger-related costs.............................(36)          -
       Other impairment and
        restructuring charges.............................-          (4)
       SFAS 142...........................................-          (8)
       SVE consolidation..................................-          (4)
                                                  ----------   ----------
     Reported Operating Profit.........................$947        $865
                                                  ==========   ==========
c)	The comparable effective tax rate is 31.2% in 2002 and 2001.

PepsiCo, Inc. and Subsidiaries
Reported Consolidated Statement of Income (a)
(in millions except per share amounts, unaudited)

                                                      12 Weeks Ended
                                           ---------------------------------
                                                 3/23/02      3/24/01
                                               ----------    ----------

Net Sales.........................................$5,101       $4,700

Cost and Expenses
 Cost of sales.....................................2,318        2,144
 Selling, general and
  administrative expenses..........................1,772        1,651
 Amortization of intangible assets....................28          36
 Merger-related costs (b).............................36           -
 Other impairment and
  restructuring charges................................-           4
                                                ----------   ----------

Reported Operating Profit............................947         865

Bottling equity income and transaction
  gains/(losses), net.................................27           5
Interest expense.....................................(31)        (52)
Interest income.......................................12          20
                                                ----------   ----------

Income Before Income Taxes...........................955         838

Provision for Income Taxes (c).......................304         268
                                                ----------   ----------
Net Income........................................$  651      $  570
                                                ==========   ==========

Diluted
   Net Income Per Common Share....................$ 0.36      $ 0.32
   Average Shares Outstanding......................1,801       1,800

See accompanying notes.

Notes to the reported information for the 12 weeks ended 3/23/02 and 3/24/01:

a)	In 2002, we adopted Emerging Issues Task Force Issue No. (EITF) 01-9, Accounting for Consideration Given by a Vendor to a Customer or a Reseller of the Vendor’s Products. As part of this adoption, we restated prior year revenues and selling, general and administrative expenses. The adoption of EITF 01-9 reduced our prior year first quarter net sales by $630 million with selling, general and administrative expenses reduced by the same amount.

In 2002, we also adopted Statement of Financial Accounting Standards No. (SFAS) 142, Goodwill and Intangibles, and SFAS 144, Accounting for the Impairment or Disposal of Long-lived Assets. As a result of adoption, amortization ceased for nonamortizable intangibles and the remaining useful lives of certain amortizable intangibles were reduced.

As a result of changes in the operations of our European snack joint venture (SVE), we have determined that, effective in 2002, consolidation is required. Therefore, SVE’s results of operations are included in PepsiCo’s consolidated results for 2002.

b)	For 2002, reflects costs related to our merger with Quaker of $36 million ($30 million after-tax or $0.02 per share assuming dilution).

c)	The effective tax rate is 31.8% in 2002 and 32.0% in 2001.

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Statement Of Cash Flows
(in millions, unaudited)

                                                    12 Weeks Ended
                                           ---------------------------------
                                                 3/23/02      3/24/01
                                               ----------    ----------
Cash Flows - Operating Activities
     Net income....................................$ 651       $  570
      Adjustments to reconcile net income
       to net cash provided by operating activities
          Bottling equity income and transaction
           (gains)/losses, net.......................(27)          (5)
          Depreciation and amortization..............230          231
          Merger-related costs........................36            -
          Other impairment and
           restructuring charges.......................-            4
          Cash payments for merger-related costs
           and restructuring charges.................(27)          (8)
          Deferred income taxes........................1          (12)
          Deferred compensation - ESOP.................-           14
          Other noncash charges and credits, net......67           38
          Net change in
           operating working capital................(370)        (657)
                                                ----------   ----------
Net Cash Provided by Operating Activities............561          175
                                                ----------   ----------
Cash Flows - Investing Activities
     Capital spending...............................(187)        (201)
     Acquisitions and investments in
      Unconsolidated affiliates......................(37)        (407)
     Short-term investments..........................(83)         173)
     Snack Ventures Europe consolidation..............39            -
     Other, net......................................(10)          17
                                                ----------   ----------
Net Cash Used for Investing Activities..............(278)        (764)
                                                ----------   ----------
Cash Flows - Financing Activities
     Proceeds from issuances of long-term debt.........7           11
     Payments of long-term debt.....................(105)        (142)
     Short-term borrowings............................77          350
     Cash dividends paid............................(256)        (241)
     Share repurchases - preferred...................(14)          (2)
     Proceeds from exercises of stock options........198           96
                                                ----------   ----------
Net Cash (Used for) Provided by Financing
 Activities..........................................(93)          72

Effect of Exchange Rate Changes on Cash and
 Cash Equivalents......................................5           (8)
                                                ----------   ----------
Net Increase/(Decrease) in Cash and
 Cash Equivalents....................................195         (525)
Cash and Cash Equivalents - Beginning of year........683        1,038
                                                ----------   ----------
Cash and Cash Equivalents - End of period..........$ 878       $  513
                                                ==========   ==========

PepsiCo, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet
(in millions)

                                                     Unaudited
                                                       3/23/02      12/29/01
                                                     ----------    ----------
Assets

Cash and cash equivalents..............................$   878       $   683

Short-term investments, at cost..........................1,054           966

Other current assets.....................................4,698         4,204
                                                     ----------    ----------

     Total Current Assets................................6,630         5,853

Property, plant and equipment, net.......................7,026         6,876

Intangible assets, net...................................4,921         4,841

Investments in unconsolidated affiliates.................2,686         2,871

Other assets.............................................1,218         1,254
                                                     ----------    ----------

Total Assets...........................................$22,481       $21,695
                                                     ==========    ==========

Liabilities and Shareholders' Equity

Short-term borrowings..................................$   779       $   354

Current liabilities......................................4,681         4,644

Long-term debt...........................................2,276         2,651

Other liabilities........................................4,063         3,876

Deferred income taxes....................................1,462         1,496

Preferred stock, no par value...............................12            26

Common Shareholders' Equity..............................9,208         8,648
                                                     ----------    ----------

Total Liabilities and Shareholders' Equity.............$22,481       $21,695
                                                     ==========    ==========